Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Genesis Energy, L.P. of our report dated March 16, 2012 relating to the financial statements of Marathon Offshore Pipeline L.L.C., which appears in Exhibit 99.2 of Genesis Energy L.P.’s Current Report on Form 8-K/A dated March 20, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLC

Houston, Texas

September 20, 2012